Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 (Amendment No. 2) of our report dated March 28, 2025 with respect to the audited financial statements of Aimei Health Technology Co., Ltd. (the “Company”) as of December 31, 2024 and 2023, for the year ended December 31, 2024, and for the period from April 27, 2023 (inception) through December 31, 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 1, 2025